INTERCREDITOR AGREEMENT

THIS INTERCREDITOR AGREEMENT (this "Agreement"), dated as of January 29, 2007 (the “Effective Date”), is entered into between Mapleridge Insurance Services, a California S corporation ("Mapleridge") and Westrec Properties Inc. & Affiliated Companies 401(k) Plan (the “Plan”) (sometimes collectively referred to as the “Creditors” or, individually as a “Creditor”), based upon the following:

RECITALS

A.  WHEREAS, AuraSound, Inc., a California corporation, formerly known as Algo Sound, Inc. (dba Aura Sound, Inc.) (the “Debtor”), and Mapleridge have entered into: (i) a Loan Agreement; (ii) a Secured Promissory Note in the principal amount of $750,000 (the “Mapleridge Note”); (iii) a Security Agreement; and (iv) a Common Stock Purchase Warrant, each of which is dated December 29, 2006, and together are referred to herein as the “Mapleridge Loan Documents.”

B.  WHEREAS, the Debtor and the Plan have entered into: (i) a Loan Agreement; (ii) a Secured Promissory Note in the original principal amount of $500,000 (the “Plan Note”); and (iii) a Security Agreement, each of which is dated as of the Effective Date, and together are referred to herein as the “Plan Loan Documents.”

C.  WHEREAS, the Debtor’s obligations under the Mapleridge Loan Documents and the Plan Loan Documents are secured by the Collateral, as herein defined.

D.  WHEREAS, the Creditors desire to enter into this Agreement pursuant to which all obligations under the Mapleridge Loan Documents and the Plan Loan Documents will be secured on parity with respect to the Collateral, and to stipulate that all rights and remedies with respect to such debt will be controlled by this Agreement.

NOW, THEREFORE, the Creditors agree as follows:

Article I.
DEFINITIONS

Section 1.01  Definitions. Terms not defined elsewhere in this Agreement shall have the meanings specified herein.

(a)	“Business Day” shall mean a day other than a Saturday, Sunday, or other day on which national banks in the United States are authorized or required by law to close.

(b)	“Collateral” means all presently existing and hereafter acquired personal property of the Debtor, including all Collateral as such term is defined in the Loan Documents.

(c)	“Loan Documents” shall mean collectively the Plan Loan Documents and the Mapleridge Loan Documents.

(d)	“Majority Creditor” shall have the meaning defined in Section 4.02.

(e)
“Mapleridge Indebtedness” means any and all indebtedness, claims, debts, liabilities or other obligations owing from the Debtor to Mapleridge under the Mapleridge Loan Documents, of whatever nature, character or description, howsoever arising and whether currently existing or arising hereafter, together with all interest accruing thereon and all costs and expenses, including attorneys’ fees, or collection thereof, whether the same accrues or is incurred before or after the commencement of any bankruptcy case by or against the Debtor.

(f)	“Minority Creditor” shall have the meaning defined in Section 3.04.

(g)	“Notes” shall mean collectively the Plan Note and the Mapleridge Note.

(h)
“Plan Indebtedness” means any and all indebtedness, claims, debts, liabilities or other obligations owing from the Debtor to the Plan under the Plan Loan Documents, of whatever nature, character or description, howsoever arising and whether currently existing or arising hereafter, together with all interest accruing thereon and all costs and expenses, including attorneys’ fees, or collection thereof, whether the same accrues or is incurred before or after the commencement of any bankruptcy case by or against the Debtor.

(i)
“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the state of incorporation of the Debtor; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Creditor’s interest in any Collateral is governed by the UCC as in effecting a jurisdiction other than the one stated herein, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction or such other laws, as the case may be, for purposes of the provisions hereof relating to such attachment, perfection or priority.

Article II.
REPRESENTATIONS AND WARRANTIES

Section 2.01  Representation and Warranties of All Parties. Each party hereto represents and warrants that:

(a)	Existence. It is duly organized or formed, and validly existing under the laws of the jurisdiction of its formation.

(b)
Authority. The execution, delivery and performance of this Agreement and the performance of the transactions contemplated hereby have been duly authorized by all necessary actions and do not violate any provision of law or any charter, articles of incorporation, organization documents or bylaws, trust formation documents, as applicable, or result in any breach of, or constitute a default under, any agreement, security agreement, not or other instrument to which it is a party or by which it may be bound.

(c)
Consent. No authorizations, approvals or consents of, and no filings or registrations with, any governmental or regulatory authority or agency are necessary for the execution, delivery or performance of this Agreement or for the validity or enforceability hereof.

(d)
No Existing Transfer or Subordination. It has not (i) sold, assigned or otherwise transferred, in whole or in part, its respective Note, any interest therein or any collateral security or guaranty therefor to any other person, or (ii) made, given or permitted any currently effective subordination or postponement in respect of its respective Note or the Collateral, except as provided herein.

Section 2.02  Representations and Warranties of the Creditors. Each Creditor represents and agrees that:

(a)
No Fiduciary Relationship. The relationship between each Creditor as provided hereunder is solely that of creditors and neither Creditor has a fiduciary duty or other special relationship with the other.

(b)
Independent Credit Investigations. Each Creditor has entered into its respective financing agreements with the Debtor based upon its own independent investigation, and makes no warranty or representation to the other, nor does it rely upon any representation of the other Creditor with respect to the financial condition or ability of the Debtor to repay any obligation secured under the respective Loan Documents.

Article III.
RIGHTS AND REMEDIES AS TO CREDITORS

Section 3.01  Exclusive Remedies. It is the intent of the Creditors that the rights and remedies provided herein with respect to any of the Collateral shall be governed solely by the provisions hereof, notwithstanding the date, manner or order of attachment or perfection, or the lack of any thereof, or the description of any such Collateral by or for the benefit of any Creditor, and shall supersede all other remedies provided for in the Loan Documents, or any other documents to which they are a party with respect to the Collateral. Each Creditor hereby covenants that it shall only execute on the Collateral in accordance with this Agreement.

Section 3.02  Rights as to Collateral. Each Creditor acknowledges the other’s right, on a pari passu basis, in the Collateral and a lien therein securing the indebtedness of each Creditor evidenced by the Notes. Neither Creditor will challenge or contravene the perfection of the security interests of the other Creditor. Each Creditor agrees to hold and administer, as trustee for the pro rata benefit of itself and the other Creditor, any agreements or other security instruments or interests that may be conveyed or granted to it pursuant to the provisions of its respective Loan Documents and, upon either Creditor receiving any proceeds from any sale, assignment, foreclosure or other disposition of or realization upon any of the Collateral, such Creditor will hold such proceeds, to the extent it may legally do so, for the ratable benefit of itself and the other Creditor and will apply the same in accordance with the provisions of this Article.

Section 3.03  Distribution of proceeds. Any Creditor conducting a liquidation or other enforcement action with respect to the Collateral shall provide the other Creditor with copies of all demands, communications, correspondence, and pleadings that relate to such Creditor’s conduct. Such enforcing Creditor shall provide the other Creditor with a written statement of the results of such liquidation or other action. The receipt of any proceeds from such action(s) shall be distributed to the other Creditor as soon as practicable on a pro rata basis with respect to each Creditor’s outstanding balance on its respective Note. Notwithstanding the agreement to ratably share the Collateral and the proceeds thereof, the Creditor conducting such liquidation or other action shall be entitled to first apply the proceeds collected on the Collateral to its reasonable costs of such action(s), including reasonable attorney’s fees, before distributing the remainder among the Creditors.

Section 3.04  Rights of Minority Creditor. The Creditor that is not the Majority Creditor (the “Minority Creditor”) shall not exercise and enforce against the Collateral any rights or remedies herein or in its respective Loan Documents conferred upon or reserved by law to such Creditor unless and until ten (10) days have passed after the Majority Creditor shall have had knowledge of the happening of an Event or Events of Default. Then, and only then, such Minority Creditor may proceed to exercise any such right(s) and remedies not being enforced by the Majority Creditor.

Section 3.05  Independent Loans. Subject to the terms of this Agreement, each Creditor is entitled to manage and supervise its respective loans and extensions of credit to the Debtor in accordance with law and as it may otherwise, in its sole discretion, deem appropriate. Neither Creditor shall have any duty to the other to act or refrain from acting in a manner that would allow, or result in, the occurrence or continuance of an Event of Default, regardless of any knowledge thereof which either Creditor may have or be charged with.

Section 3.06  Remedies for Non-compliance. Upon the occurrence of a breach of this Agreement by either Creditor, the other Creditor may pursue all rights and remedies available to it that are contemplated by this Agreement in the manner, upon the conditions, and with the effect provided herein, including, but not limited to, a suit for specific performance or injunctive relief.

Article IV.
RIGHTS AND REMEDIES AS TO DEBTOR

Section 4.01  Acceleration of Maturity; Annulment of Acceleration

(a)
If any Event of Default, as hereinafter defined, has occurred and is continuing, any Creditor may, by written notice to the Debtor and delivery of a copy thereof to the other Creditor, declare all unpaid principal and accrued interest on any or all of their respective Notes to be due and payable immediately; and upon any such declaration, all such unpaid principal and accrued interest shall immediately become due and payable, notwithstanding anything contained herein or in any Note to the contrary.

(b)
If after the unpaid principal and accrued interest on any of the Notes shall have been so declared to be due and payable, all payments in respect of principal and interest that have become due and payable by the terms of such Note shall be paid to the Creditor who accelerated its Note, such Creditor may, by written notice to the Debtor and delivery of a copy thereof to the other Creditor, annul such declaration or declarations and waive such default(s) and consequences thereof, with such waiver not extending to or affecting any subsequent default or impairing any right consequent thereon.

Section 4.02  Remedies of Majority Creditor. If any Event of Default has occurred and is continuing, the holder of not less than a majority of the total amount of principal outstanding on the Notes, (hereinafter the “Majority Creditor”) for itself and as the agent of the other Creditor, personally or by attorney, in its or its discretion, may, insofar as not prohibited by law:

(a)
(i) take immediate possession of the Collateral; (ii) collect and receive all credits, outstanding accounts, bills, receivables, rents, income, revenues, and profits of the Debtor, pertaining to or arising from the Collateral, or any part thereof, and issue binding receipts therefor; and (iii) manage, control, and/or operate the Collateral as fully as the Debtor might do if in possession thereof, including, without limitation, the making of all repairs or replacements deemed necessary or advisable;

(b)
the Majority Creditor, or any employee or agent of it, is hereby constituted and appointed as true and lawful attorney-in-fact of the Debtor with full power to (i) notify or require the Debtor to notify any and all customers that the Collateral has been assigned to the Creditors and/or that the Creditors have a security interest in the Collateral; (ii) sign and endorse the name of the Debtor upon any notes, checks, acceptances, drafts, money orders, or other instruments of payment (including payments made under any policy of insurance) that may come into possession of either Creditor, or upon any invoice, freight or express bill, bill of lading, storage or warehouse receipt, assignment, verification, or notice in connection with receivables, all in full or part payment of any amount owing to any Creditor; (iii) send requests for verifications of the Collateral to customers or account debtors; (iv) sell, assign, sue for, collect, or compromise payment of all or any part of the Collateral in the name of the Debtor or in its own name, or make any other disposition of Collateral, or any part thereof, for cash, credit, or any combination thereof; granting to the Majority Creditor, as the attorney-in-fact of the Debtor, full power of substitution and full power to do any and all things necessary to be done in and about the premises fully and effectually as the Debtor might or could do but for this appointment, and hereby ratifying all that said attorney-in-fact shall lawfully do or cause to be done by virtue hereof. The Majority Creditor, the other Creditor, their employees, or agents shall not be liable for any act, omission, error of judgment, or mistake of fact or law in its capacity as attorney-in-fact. This power of attorney is coupled with an interest and shall be irrevocable during the term of this Agreement so long as any Notes shall remain outstanding;

(c)
proceed to protect and enforce the rights of the Creditors under this Agreement by suits or actions in equity or at law in any court of competent jurisdiction, whether for specific performance of any covenant or any agreement contained herein, for aid of execution of any power herein granted, for foreclosure hereunder, for sale of the Collateral, or any part thereof, for collection of debts hereby secured, or for enforcement of other appropriate legal or equitable remedies as may be deemed most effectual to protect and enforce the rights and remedies herein granted or conferred;

(d)
sell or cause to be sold the Collateral, all or in part, and all right, title, interest, claim, and demand of the Debtor therein or thereto, in accordance with the UCC. The expenses incurred by the Creditor(s), including but not limited to professional fees, including attorneys’ fees, cost of advertisement, and agents’ compensation, in the exercise of any of the remedies provided in this Agreement shall be secured by this Agreement; and

(e)
enter and/or remain upon the premises of the Debtor without any obligation to pay rent to the Debtor or others, or any other place(s) where any of the Collateral is located and kept, and: (i) remove the Collateral therefrom in order to maintain, collect, sell, and/or liquidate the Collateral or, (ii) use such premises, together with materials, supplies, books, and records of the Debtor, to maintain possession and/or the condition of the Collateral, and to prepare the Collateral for sale, liquidation, or collection. The Creditors may require the Debtor to assemble the Collateral and make it available to the Creditors at a place to be designated by the Creditors.

Section 4.03  Enforcement Action(s) by Minority Creditor. Notwithstanding the rights and remedies of the Majority Creditor as provided in Section 4.02, upon the expiration of ten (10) days after the Majority Creditor shall have had knowledge of the happening of an Event or Events of Default, any right, power or remedy herein or by law conferred which the Majority Creditor shall not have proceeded to exercise or enforce, may be exercised and enforced by the Minority Creditor.

Section 4.04  Right to Purchase Collateral. At any sale hereunder any Creditor shall have the right to bid for and purchase the Collateral, or such part thereof as shall be offered for sale, and any Creditor may in lieu of actual payment of the purchase price, set off against the purchase price the amount owing to said Creditor as evidenced by its respective Note and such set off amount shall be credited as a payment on account of principal and interest on said Note held by such Creditor.

Section 4.05  Remedies Cumulative, No Election. Every right or remedy herein conferred upon or reserved to the Creditors shall be cumulative and shall be in addition to every other right and remedy given hereunder, or now or hereafter existing at law, in equity, or by statute. The pursuit of any right or remedy shall not be construed as an election.

Section 4.06  Waiver of Appraisement Rights, Marshaling of Assets Not Required. The Debtor, for itself and for all who may claim through or under it, covenants that it will not at any time insist upon or plead, or in any manner whatsoever, claim or take the benefit or advantage of, any appraisal, valuation, stay, extension, or redemption laws, now or hereafter in force in any locality where any of the Collateral may be situated, in order to prevent, delay or hinder the enforcement or foreclosure of this Agreement, or the absolute sale of the Collateral, or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser(s) thereat, and the Debtor, for itself and for all who may claim through or under it, hereby waives the benefit of all such laws, unless such waiver shall be forbidden by law. Under no circumstance shall there be any marshalling of assets upon any foreclosure or other enforcement of this Agreement.

Article V.
AFFIRMATIVE COVENANTS OF THE CREDITORS

Section 5.01  Further Acts. The Creditors will promptly execute and deliver such further documents and do such further acts and things as may be reasonably required in order to affect fully the intent of this Agreement.

Section 5.02  Access to Contracts, Books and Records. In the event that any Creditor obtains title to any of the Collateral, that Creditor shall allow the other Creditor, and its agents or representatives to have the right, upon reasonable prior written request to the obtaining Creditor, and during normal business hours, to review the contracts, books and records relating to the obtained Collateral.

Section 5.03  Information Sharing. In the event that either Creditor shall, in connection with any enforcement action over the Collateral, receive possession or control of any books and records that contain information identifying or pertaining to any of the Collateral herein, it shall notify the other Creditor that it has received such books and records and shall, as promptly as practicable thereafter, make available to it duplicate copies of such books and records in the same form as the original. The failure of either Creditor to share information shall not create a cause of action against the party failing to share information or create any claim on behalf of it or any third Party.

Section 5.04  Bailee. To the extent that either Creditor obtains possession of the Collateral, the Creditor having possession shall notify the other of such fact. Each Creditor shall be a bailee for the other with respect to Collateral in its possession.

Section 5.05  Legend. The Creditors agree that they shall place or cause to be placed on the face of the Notes or other instruments evidencing the Mapleridge Indebtedness, or the Plan Indebtedness, a legend stating that the payment thereof is subject to the terms of this Agreement.

Article VI.
[INTENTIONALLY OMITTED]

Article VII.
NEGATIVE COVENANTS

Section 7.01  Adequate Protection. Each Creditor, on behalf of itself and the other Creditor, agrees that it will not contest (or support any other person contesting) (a) any request by the other Creditor for adequate protection, or (b) any objection by the Creditor to any motion, relief, action or proceeding, which objection is based on the Creditor’s claim to a lack of adequate protection.

Section 7.02  Prohibition on Contesting Liens. Each Creditor, for itself and on behalf of the other Creditor, agrees that it shall not, and hereby waives any right to, contest or support any other person in contesting, in any proceeding, the priority, validity or enforceability of a lien held by the other Creditor on the Collateral; provided that nothing in this Agreement shall be construed to prevent or impair the rights of each Creditor to enforce this Agreement.

Article VIII.
NOTICE

Section 8.01  Notice Hereunder. Any notice, demand, offer, request or other communication required or permitted to be given pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one Business Day after being delivered by facsimile (with receipt of appropriate confirmation), (iv) one Business Day after being deposited with an overnight courier service, or (v) four days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to the recipient at the address set forth below unless another address is provided to the other party in writing:
if to Mapleridge, to: Jim Adams Mapleridge Insurance Services 114 Pacifica, Suite 130 Irvine, CA 92618 Fax: _________________
with a copy to: Mark Niu 114 Pacifica, Suite 100 Irvine, CA 92618 Fax: _________________
if to the Plan, to: Westrec Properties Inc. & Affiliated Companies 401(k) Plan Att: Michael Sachs 16633 Ventura Blvd., 6th Floor Encino, CA 91436 Fax: (818) 907-1104
with a copy to: Heller Ehrman LLP 333 Hope Street, 39th Floor Los Angeles, CA 90071 Att: Steven O. Weise, Esq. Fax: (213) 614-1868

Section 8.02  Notice to Other Agreements. Each of the Creditors shall provide the other with a copy of any notice of demand, or similar communication as and when given to the Debtor. Each of the Creditors shall make reasonable efforts to provide the other as and when received, given, or executed, a copy of any amendment, modification, waiver, replacement or supplement of their respective agreements with the Debtor. No Creditor shall have any liability to any other Creditor for failure to comply with this Section.

Section 8.03  Change to Notice. Any of the addresses set forth in this Article may be changed upon prior written notice to the other party.

Article IX.
MISCELLANEOUS

Section 9.01  Term. This Agreement shall continue until all amounts owing under the Notes have been fully paid, beyond any applicable state or federal preference period.

Section 9.02  Enforcement. In the event that any Creditor finds it necessary to retain counsel in connection with the interpretation, defense, or enforcement of this Agreement, the prevailing party shall recover its reasonable attorney’s fees and expenses from the unsuccessful party.

Section 9.03  Successors and Assigns. All of the agreements, covenants, stipulations, undertakings, and promises herein of the parties hereto shall bind their successors and assigns, whether so specified or not, and all titles, rights, and remedies hereby granted to, or conferred upon, the Creditors shall pass to and inure to the benefit of the successors and assigns of the Creditors and shall be deemed to be granted or conferred for the ratable benefit and security of all who shall from time to time be the holders of Notes executed and delivered as herein provided.

Section 9.04  Headings. The descriptive headings of the various articles of this Agreement were formulated and inserted for convenience only and shall not be deemed to affect the meaning or construction of any provision hereof.

Section 9.05  Conflicts among Loan Documents. To the extent that any of the provisions of this Agreement conflict with any provisions of the Loan Documents, the provisions of this Agreement shall control.

Section 9.06  Modifications and Waivers. Any modification or waiver of any provision of this Agreement, or any consent to any departure by either party from the terms hereof, shall not be effective unless the same is in writing and signed by the parties hereto, and then such modification, waiver or consent shall be effective only in the specific instance and for the specific purpose given. No failure or delay in exercising any right hereunder shall impair any such right that a party may have.

Section 9.07  Amendments to Financing Arrangements. Each Creditor shall each endeavor to notify the other of any material amendment or modification of its Loan Documents, respectively, but the failure to do so shall not create a cause of action against the party failing to give such notice or create any claim or right on behalf of the other Party. Each Creditor shall, upon request of the other, provide copies of all such modifications or amendments and copies of all other documentation relevant to the Collateral.

Section 9.08  Creditors Right to File Financing Statements. The Creditors shall have the right to file such financing statements and continuation statements on their behalf, as secured party, and the Debtor, as debtor, as the Creditors deem necessary to perfect a first lien on the Collateral and to maintain and preserve such perfected first lien as long as their respective Notes remain outstanding.

Section 9.09  Severability Cause. If any provision of this Agreement shall for any reason be found or held invalid or unenforceable by any governmental agency or court of competent jurisdiction, such invalidity or unenforceability shall not affect the validity, legality, and enforceability of the remainder of such provision, nor any other provision thereof and this Agreement shall survive and be construed as if such invalid or unenforceable provision had not been contained therein. Any invalidity or unenforceability as to any Creditor hereunder shall not affect or impair the rights hereunder of the other Creditor.

Section 9.10  Counterparts. This Agreement may be simultaneously executed and delivered in two or more counterparts, each of which so executed and delivered shall be deemed an original, and shall constitute but one and the same instrument.

Section 9.11  Choice of law; Venue. THE VALIDITY OF THIS AGREEMENT, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, OR THE FEDERAL COURTS WHOSE VENUE INCLUDES THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA. THE PARTIES EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN ANY SUCH COURT, AND THE PARTIES HEREBY WAIVE ANY OBJECTION WHICH EITHER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION AND HEREBY CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY ANY SUCH COURT.

Section 9.12  Waiver of Right to Trial by Jury. THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE PARTIES REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

IN WITNESS WHEREOF, the parties hereto have entered into this Intercreditor Agreement as of the date first above written.

MAPLERIDGE INSURANCE SERVICES	WESTREC PROPERTIES INC. & AFFILIATED COMPANIES 401(K) PLAN
By:________________________________ Name:_____________________________ Its: _______________________________	By: __________________________________ Name: Michael Sachs Its: Trustee

The undersigned, AuraSound, Inc., a California corporation, being the Debtor named in the foregoing Intercreditor Agreement, hereby accepts and consent thereto and agrees to be bound by all of the provisions thereof and to recognize all priorities and other rights granted thereby to Mapleridge and the Plan in accordance therewith.

DATED: January__, 2007	AURASOUND, INC., a California corporation

By:_____________________________
Name: Arthur Liu
Title: President